Exhibit 10.1

STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made effective the 29th day of January, 2010 by and between BTX Holdings, Inc., a Florida corporation, (the “Company”) and Rebornne New Zealand Limited (the “Purchaser”) and Anslow & Jaclin, LLP as escrow agent.

RECITALS

    WHEREAS, the Purchaser desires to purchase certain shares of the Company’s Common Stock on the terms and conditions set forth herein; and

    WHEREAS, the Company desires to issue and sell shares of the Common Stock to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:

1.	Authorization, Sale and Issuance of Shares

1.1   Authorization On the Closing (as defined in Section 2.1 below), the Company shall authorize the issuance and shall issue 750,000 shares (post reverse split) of common stock (the “Shares”), par value $0.001 per share, of the Company (the “Common Stock”), to the Purchaser for an aggregate value of $240,000 (the “Purchase Price”).  The Shares shall represent at least 51% of the issued and outstanding Common Stock after the reverse split on the Closing Date (as defined in Section 2.1 below).

1.2   Sale and Issuance of the Shares Subject to the terms and conditions hereof the Company shall sell and Purchaser shall purchase the Shares at the Closing, as defined below.

2.	Closing

2.1   Closing: The closing of the purchase and sale of the Shares (the “Closing” or the “Closing Date”) shall be held at the offices of the Purchaser at such time as all conditions to closed has been satisfied pursuant to Section 5 of this Agreement, or at such other time and place as the Company and the Purchaser may agree in writing.

2.2   Issuance of Shares and Terms of Payment:

In consideration for the issuance of the Shares by the Company to the Purchaser, the Purchaser shall pay the Purchase Price in accordance with the terms of this Agreement.  Issuance of the shares and payment thereof shall be in the following manner:

(a)	On or before February 2, 2010, the Purchaser shall transfer $240,000 (the “Payment”) to the Anslow & Jaclin, LLP (the “Escrow Agent”) to be held in escrow.

(b)	The Company shall deliver to the Escrow Agent the certificates for the Shares to be held in escrow within two (2) business days upon confirmation of the Payment from the Escrow Agent.

(c)	Subject to the terms, conditions and warranties set forth in this Agreement, upon completion of the Reverse Split and Spin-Off, the Escrow Agent will transfer and deliver to the Purchaser and/or its nominees, the certificates for the Shares, and the Payment will be released to the Company within two (2) business days of the Closing.

3.	Representations and Warranties of the Company The Company hereby represents and warrants to the Purchaser as of the Closing date as follows:

3.1   Organization and Standing: Articles and Bylaws The Company is and will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

3.2   Corporate Power The Company will have at the Closing, all requisite corporate power to enter into this Agreement and to sell and issue the Shares. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

3.3   Capitalization The authorized capital stock of the Company is 100,000,000 shares of Common Stock, par value $0.001 per share, of which, 1,023,618 are issued and outstanding, and 20,000,000 shares of undesignated preferred stock, par value $0.001, of which there are no shares issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock.

3.4   Authorization

(a)           Corporate Action  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Shares and the performance of the Company’s obligations hereunder will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(b)           Valid Issuance The Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

(c)           No Preemptive Rights Except as provided herein, no person currently has or will have any right of first refusal or any preemptive rights in connection with the issuance of the Shares, or any future issuance of securities by the Company.

3.5   Compliance with Other Instruments The Company will not be in violation of any term of the Company's Articles or Bylaws, nor will the Company be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the knowledge of the Company, is not in violation of any order, statute, rule, or regulation applicable to the

Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such term.

3.6     There are no active outstanding judgments of UCC financing instruments or UCC Securities Interests filed against the Company or any of its properties.

3.7      The Company will have no subsidiaries subsequent to the date of Closing.

3.8      The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

3.9      The Company has no insurance or employee benefit plans whatsoever.

3.10    The Company is not in default under any contract, or any other document.

3.11    The Company will have no assets or liabilities at the Closing Date.

3.12    The Company, to its actual knowledge, is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.13    The Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the closing of this Agreement.

3.14    The Company, to its actual knowledge, is not liable for any income, real or personal property taxes to any governmental or state agencies whatsoever.

3.15    The Company, to its actual knowledge, is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

 3.16     The representations and warranties herein by the Company shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

4.	Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act The Purchaser represents and warrants to the Company as follows:

4.1           Investment Intent This Agreement is made with the Purchaser in reliance upon the Purchaser’s representations to the Company, evidenced by the Purchaser’s execution of this Agreement, that the Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable law. The Purchaser has the full right, power, and authority to enter into and perform this Agreement.

4.2           Shares Not Registered  The Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the

Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.3           No Transfer  Except as set forth in Section 4.4 hereunder, the Purchaser covenants that in no event will the Purchaser dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) the Company has consented, which consent shall not be unreasonably withheld.

4.4           Knowledge and Experience The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Purchaser’s prospective investment; (iii) has been furnished with and had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Purchaser satisfactorily answered by the Company; and (v) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

4.5           Legends. Each certificate representing the Shares shall be endorsed with the following legends:

(a)           The Purchaser is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (a “Non-U.S. Shareholder”) and he understands that the Shares are not registered under the Securities Act and that the issuance thereof to the Purchaser is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  The Purchaser has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.  Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT of 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(b)    The Purchaser understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares may have to be held indefinitely.  The Purchaser further acknowledges that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(c)    With respect to any other legends required by applicable law, the Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.

4.6           Rule 144.  The Purchaser is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability of certain, current public information about the issuer and the resale occurring not less than one year after the party has purchased and paid for the securities to be sold.

5.	Conditions to Closing

5.1           Conditions to the Purchaser’s Obligations The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in accordance with the provisions of subsection 5.1 hereof:

(a)   Representations and Warranties Correct: Performance of Obligations The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made and at the Closing. The Company’s business and assets shall not have been adversely affected in any material way prior to the Closing. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)   Consents and Waivers The Company shall have obtained in a timely fashion any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

5.2           Conditions to Obligations of the Company The Company’s obligation to sell the Shares at the Closing is subject to the condition that the representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and on the Closing. In addition:

(a)    The Company will furnish Purchaser with whatever corporate records and documents are available, such as Articles of Incorporation and Bylaws, or any other corporate document or record requested by the Purchaser.

(b)	The Company shall effectuate such transaction to spin-off (the “Spin-Off”) its wholly owned subsidiary BioTex Corporation within forty-five (45) days upon confirmation of the receipt of the Payment from the Escrow Agent (the “Effective Date”), effectuate a 1.422 reverse split of the Company’s Common Stock (the “Reverse Split”) and change the name of the Company to “Rebornne (USA) Inc.” (the “Name Change”) at the same time. If the Spin-Off and the Reverse Split are not completed on or before the Effective Date, the Company shall pay $35,000 to the Purchaser and the Escrow Agent shall return the Payment to the Purchaser within two (2) business days of the Effective Date. However, in the event that the Company receives comments from the SEC or FINRA regarding the Spin-Off or Reverse Split and responds to such comments within five (5) business days of receiving such comments then the Effective Date shall be extended until twenty-five (25) days from the date the Company receives clearance from the SEC or three (3) business days from the date the Company received approval from FINRA.

(c)	The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Purchaser.

(d)	The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchaser.

(e)	The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchaser.

(f)	The Company will not encumber or mortgage any right or interest in its shares of the common stock being sold to the Purchaser hereunder, and also it will not transfer any rights to such shares of the common stock to any third party whatsoever.

(g)	The Company will not declare any dividend in cash or stock, or any other benefit.

(h)	The Company will obtain and submit to the Purchaser resignations of current officers and directors.

(i)	The Company will terminate the employment agreement with Scott J. Silverman, the current President, Chief Executive Officer and Chairman of the Board of Directors of the Company, on or before the Closing. The Company will also cancel all the options that were issued to Scott J. Silverman previously.

(j)	The Company agrees to indemnify the Purchaser against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchaser by reason of the inaccuracy of any warranty or representation contained in this Agreement.

6.	Affirmative Covenants of the Company The Company hereby covenants and agrees as follows:

6.1   Financial Information The Company will furnish holders of the Shares with annual audited financial statements together with such notes and commentary by management as is usual and customary.

6.2    Conflicts of Interests The Company shall use its best efforts to ensure that the Company’s employees, during the term of their employment with the Company, do not engage in activities that would result in a conflict of interest with the Company. The Company’s obligations hereunder include, but are not limited to, requiring that the Company’s employees devote their primary productive time, ability, and attention, to the business of the Company (provided, however, the Company’s employees may engage in other business activity if such activity does not materially interfere with their obligations to the Company), requiring that the Company’s employees enter into agreements regarding proprietary information and confidentiality and preventing the Company’s employees from engaging or participating in any business that is in competition with the business of the Company.

7.	Make Good Provision

7.1   Reservation of Make-Good Shares.  The Purchaser shall reserve 300,000 shares of Common Stock with the Escrow Agent which will be reserved to be issued to Thornhill Consulting, LLC in the event the Reverse Merger (as defined below) is not completed within certain period of time (the “Make Good Shares”).

7.2   Reverse Merger.  The Purchaser agrees to complete a share exchange transaction between the Company and Rebornne New Zealand Limited, a New Zealand company controlled by the Purchaser, no later than May 31, 2010 (the “Merger Effective Date”). As a result, Rebornne New Zealand Limited shall become the wholly-owned subsidiary of the Company (the “Reverse Merger”).  On the Merger Effective Date, the Company shall issue to Thornhill Consulting, LLC, or its assigns,  the greater of (i) 750,000 shares or (ii) 30,000 PLUS 2.5% of the total issued and outstanding shares of the Company at the completion of the Reverse Merger.  Upon completion of the Reverse Merger, Company shall have a total of 28,800,000 shares issued and outstanding on a fully diluted basis.  In the event that the Reverse Merger is completed by May 31, 2010 then the Make Good Shares shall be delivered to the Purchaser.

7.3   Distribution of Make Good Shares. In the Event that the Reverse Merger is not completed on or before the Merger Effective Date, the Purchaser shall issue 75,000 shares to Thornhill Consulting, LLC for every thirty (30) day delay on a pro rata basis until the Reverse Merger is completed up to such time as all Mark Good Shares have been released from escrow. The rest of the Make Good Shares shall be returned to the Purchasers when the Reverse Merger is completed. In the event that the Reverse Merger is completed on or before the Merger Effective Date, the Purchaser shall no longer be required to reserve the Make Good Shares.

8.	Indemnification

8.1    The Company hereby agrees to indemnify the Purchaser as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

8.2    The Purchaser hereby agrees to indemnify the Company, each of the officers, agents, directors and current shareholders of the Company as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based (1) on any inaccuracy appearing in or misrepresentation made in this Agreement; (2) the Reverse Split; and (3) the Spin-Off. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

9.	Miscellaneous

9.1   Resignation of Old and Appointment of New Board of Directors. The Company shall take such corporate action(s) required by its Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective as of the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers as of the Closing Date.

Name	Position
Denny Yu	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors

9.2   Governing Law This Agreement shall be governed in all respects by the laws of the State of Florida as such laws are applied to agreements between residents entered into and to be performed entirely within Florida.

9.3   Survival The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

9.4   Successors and Assigns Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

9.5   Entire Agreement This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

9.6   Notices, etc All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Purchaser, at such Purchaser's address set forth on the Schedule of Purchaser, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

9.7   Severability In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

9.8   Finder’s Fees and Other Fees

(a)    The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Purchaser harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

(b)    The Purchaser (i) represents and warrants that the Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser is responsible.

9.9    Expenses The Company and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

9.10   Titles and Subtitles The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

9.11   Counterparts This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.12   Delays or Omissions No delay or omission to exercise any right, power, or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power, or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power, or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

Company:                                                                           Purchaser:

BTX HOLDINGS, INC.                                                                           REBORNNE NEW ZEALAND LIMITED

By: /s/Scott J. Silverman                                                                             By: /s/Dairy Global
Name: Scott J. Silverman                                                                            Name: Dairy Global
Title: President & CEO                                                                              Title: President & Chairman

Escrow Agent:

ANSLOW & JACLIN, LLP

By: /s/Gregg E. Jaclin
Name: Gregg E. Jaclin
Title: Partner